[Global TeleSystems Group, Letterhead]









                                  June 21, 1999



Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower--12th Floor
McLean, Virginia 22102

Ladies and Gentlemen:

                  I have acted as counsel for Global TeleSystems Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 8,398,854 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the (i) Global TeleSystems Group, Inc. Equity Compensation Plan, (ii) Fourth Amended and Restated 1992 Stock Option Plan of Global TeleSystems Group, Inc. and (iii) Stock Option Grants to Certain Individuals (each, a "Plan").

                  In so acting, I have examined the Registration Statement and I have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to my satisfaction, of such documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

                  The opinion expressed below is limited to the General Corporation Law of Delaware, and I do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Arnold Y. Dean
                                        ----------------------------
                                        Deputy General Counsel